                                                                      EXHIBIT 10

 COGNIGEN NETWORKS, INC., 7001 SEAVIEW AVENUE NW, SUITE 210, SEATTLE, WA 98117
                   ** Phone 206-297-6151 ** Fax 206-297-6161

December 6, 2002

VIA FACSIMILE

Mr. William A. Bergfeld, III
Mr. Troy D. Carl
eMaxDirect LLC
9205 Hickory Hills Drive
Montgomery, TX  77316

                  Re:      Training Services Framework Agreement
                           Notice of Termination

Gentlemen:

     This is NOTICE  of  TERMINATION,  effective  immediately,  of the  Cognigen
Networks,  Inc., and eMaxDirect,  LLC Training Services Framework Agreement (the
"Agreement")  dated May 17, 2002.  The Board of Directors of Cognigen  Networks,
Inc.,  has  determined  that  pursuant  to  Section  19A(h)  of  the  Agreement,
eMaxDirect  has  materially  breached the terms and conditions of the Agreement, including  but not  limited to  violation  of  Sections  3, 4, 22, and 23 of the
Agreement:

          Section 3: "...use of the Proprietary Marks,  Licensed Materials,  and
     the  Proprietary  Information  for the sole  purpose of  training  Cognigen
     Independent Sales Agents..."

          Section 4:  "...Cognigen's  prior  written  approval  of the  training
     programs   and   materials......All...   promotional   material,   training
     materials, or any other item or product  utilizing...the  Proprietary Marks or Licensed  Materials...shall  be  submitted...to  Cognigen for Cognigen's
     approval   or   disapproval   prior  to  any  release  or  use  thereof  by
     eMaxDirect..."

          Section  22:  "During  the  Term...,  eMaxDirect  and each  and  every
     individual   involved...shall   not   circumvent   Cognigen,   directly  or
     indirectly, by entering into any agreement or alternative arrangements with any of Cognigen's Independent Representatives, providers or vendors."

          Section  23:  "During  the  Term...,  eMaxDirect  and each  and  every individual  involved...shall  not,  directly  or  indirectly  or  otherwise provide or sponsor assistance to any third party who may attempt to or does circumvent or become involved in competition...within the telecommunication
     industry...with Cognigen in any manner or capacity..."

     Cognigen's  management  and Kevin E. Anderson have  discussed  these issues with you on  multiple  occasions  by phone  and by email,  requesting  that such practices  be  discontinued.  eMaxDirect's  failure  and  refusal to comply is a material breach and has resulted in termination of the Agreement.

     EMaxDirect and your shareholders,  members,  management, and directors, are admonished  to  comply  with  the  all of the  Sections  of the  Agreement  that
"...survive   termination  of  this   Agreement..."   and   specifically,   your
post-termination  obligations  under  Section  21 of the  Agreement  (Effect  of
Termination), Section 22 of the Agreement (Non-circumvention), and Section 23 of the Agreement (Non-competition). In addition, all references to Cognigen and all links to/from any Cognigen  website must be removed from the eMaxDirect  website immediately.

Sincerely,

/s/ Darrell H. Hughes
Darrell H. Hughes, President
Cognigen Networks, Inc.,

cc:      David L. Jackson
         Kevin E, Anderson
         Thomas S. Smith, Esq.